As filed with the Securities and Exchange Commission on December 6, 2007
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
DELL INC.
(Exact name of registrant as specified in its charter)

Delaware	74-2487834
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Dell Way, Round Rock, Texas	78682
(Address of Principal Executive Offices)	(Zip Code)
DELL INC. 401(k) PLAN
(Full title of the plan)

Lawrence P. Tu	Copies to:
Senior Vice President and General Counsel	Thomas H. Welch, Jr.
Dell Inc.	Vice President – Legal
One Dell Way	Dell Inc.
Round Rock, Texas 78682	One Dell Way
(Name and address of agent for service)	Round Rock, Texas 78682
(512) 338-4400
(Telephone number, including area code, of agent for service)
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of securities	Amount to be	offering price per	aggregate offering	Amount of
to be registered	registered	share (1)	price	registration fee
Common Stock, par value $0.01 per share	25,000,000 shares (2)	$23.95	$598,750,000	$18,382

(1)
Estimated solely for purposes of calculating the registration fee, in accordance with Rule 457(h), on the basis of the price of securities of the same class, as determined in accordance with Rule 457(c), using the average of the high and low prices for the Common Stock as reported on The NASDAQ Stock Market on December 4, 2007.

(2)
Pursuant to Rule 416(a), there are also being registered such additional shares of Common Stock as may become issuable pursuant to the antidilution provisions of the Dell Inc. 401(k) Plan. Pursuant to Rule 416(c) under the Securities Act of
1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     The information called for by Part I of Form S-8 is included in the description of the Dell Inc. 401(k) Plan (the “Plan”) to be delivered to persons acquiring shares pursuant to the Plan. Pursuant to the Note to Part I of Form S-8, this information is not being filed with or included in this registration statement on Form S-8.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 3. Incorporation of Certain Documents by Reference.
     The following documents have been filed with the U.S. Securities and Exchange Commission (“SEC”) pursuant to the Securities Exchange Act of 1934 (“Exchange Act”) by Dell Inc. (SEC File No. 0-17017), a Delaware corporation (“Company”), or by the Plan (SEC File No. 333-69726), and, except to the extent that information therein is deemed furnished and not filed pursuant to securities laws and regulations, are incorporated herein by reference and made a part hereof:
(a)	Our Amended Quarterly Report on Form 10-Q for the fiscal quarter ended May 5, 2006;

(b)	Our Quarterly Report on Form 10-Q for the fiscal quarter ended August 4, 2006

(c)	Our Quarterly Report on Form 10-Q for the fiscal quarter ended November 3, 2006

(d)	Our Annual Report on Form 10-K for the fiscal year ended February 2, 2007;

(e)	Our Quarterly Report on Form 10-Q for the fiscal quarter ended May 4, 2007;

(f)	Our Quarterly Report on Form 10-Q for the fiscal quarter ended August 3, 2007;

(g)	Our Current Reports on Form 8-K filed on February 5, 2007, February 20, 2007, February 21, 2007, March 1, 2007, March 13, 2007, March 29, 2007, April 9, 2007, May 18, 2007, May 24, 2007, May 31, 2007, June 19, 2007, July 3, 2007, July 16, 2007, July 24, 2007, August 8, 2007, August 16, 2007, August 21, 2007, August 30, 2007, September 12, 2007, September 17, 2007, September 18, 2007, October 30, 2007, November 1, 2007, November 8, 2007, November 16, 2007 and November 29, 2007;

(h)	The description of our common stock, par value $0.01 per share, contained in the Registration Statement on Form 8-A dated June 20, 1988, including any amendment or report filed to update such description; and

(i)	The Plan’s Annual Report on Form 11-K for the year ended December 31, 2006.
     Except to the extent that information therein is deemed furnished and not filed pursuant to securities laws and regulations, all documents filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effective date of this registration statement and prior to the filing of a post-effective amendment to this registration statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this registration statement, except as so modified or superseded.
ITEM 4. Description of Securities.
     Not applicable.
ITEM 5. Interests of Named Experts and Counsel.
     Not applicable.

ITEM 6. Indemnification of Directors and Officers.
     Under our Certificate of Incorporation and Bylaws, our officers and directors are entitled to indemnification from Dell to the fullest extent permitted by the Delaware General Corporation Law (“DGCL”). In addition, the Company may, to the fullest extent permitted by the DGCL or to such lesser extent as is determined in the discretion of the Board of Directors, indemnify other employees and agents of the Company. Pursuant to Section 145 of the DGCL, the Company generally has the power to indemnify its present and former directors and officers against expenses and liabilities incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in those positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of the Company, however, indemnification is generally limited to attorneys’ fees and other expenses and is not available if the person is adjudged to be liable to the Company unless the court determines that indemnification is appropriate. The statute expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise. The Company also has the power to purchase and maintain insurance for its directors and officers.
     The preceding discussion of the Company’s Certificate of Incorporation and Section 145 of the DGCL is not intended to be exhaustive and is qualified by the Certificate of Incorporation and Section 145 of the DGCL.
ITEM 7. Exemption From Registration Claimed.
     Not applicable.
ITEM 8. Exhibits.
     Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the SEC, each of the following exhibits is filed herewith:

Exhibit Number	Description

3.1	Restated Certificate of Incorporation, filed February 1, 2006 (incorporated by reference to Exhibit 3.3 of Dell’s Current Report on Form 8-K filed on February 2, 2006, Commission File No. 0-17017).

3.2	Restated Bylaws, as amended and effective March 8, 2007 (incorporated by reference to Exhibit 3.1 of Dell’s Current Report on Form 8-K filed on March 13, 2007, Commission File No. 0-17017).

4.1	Amended and Restated Dell Inc. 401(k) Plan, adopted on December 19, 2003 (incorporated by reference to Exhibit 10.5 of Dell’s Annual Report on Form 10-K for the fiscal year ended January 30, 2004, SEC File No. 0-17017).

4.2	Amendment No. 1 to Amended and Restated Dell Inc. 401(k) Plan, dated March 3, 2005 (incorporated by reference to Exhibit 10.6 of Dell’s Annual Report on Form 10-K for the fiscal year ended January 28, 2005, SEC File No. 0-17017).

4.3	Amendment No. 2 to Amended and Restated Dell Inc. 401(k) Plan, dated November 29, 2005 (incorporated by reference to Exhibit 10.7 of Dell’s Annual Report on Form 10-K for the fiscal year ended February 3, 2006, SEC File No. 0-17017).

4.4	Amendment No. 3 to Amended and Restated Dell Inc. 401(k) Plan, dated December 12, 2006 (incorporated by reference to Exhibit 10.8 of Dell’s Annual Report on Form 10-K for the fiscal year ended February 2, 2007, SEC File No. 0-17017).

4.5	Trust Agreement between Dell Inc. and The Chase Manhattan Bank, N.A., effective April 1, 1996 (incorporated by reference to Exhibit 99.3 of Dell’s Registration Statement on Form S-8 filed on September 20, 2001, SEC File No. 333-69726).

4.6	Amendment No. 1 to the Trust Agreement, effective December 26, 2000 (incorporated by reference to Exhibit 99.4 of Dell’s Registration Statement on Form S-8 filed on September 20, 2001, SEC File No. 333-69726).

4.7	Amendment No. 2 to the Trust Agreement, effective January 1, 2001 (incorporated by reference to Exhibit 99.5 of Dell’s Registration Statement on Form S-8 filed on September 20, 2001, SEC File No. 333-69726).

4.8*	Amendment No. 3 to the Trust Agreement, effective January 1, 2004.

4.9*	Amendment No. 4 to the Trust Agreement, effective October 15, 2007.

5	Copy of Internal Revenue Service determination that the plan is qualified under Section 401 of the Internal Revenue Code (incorporated by reference to Exhibit 5 of Dell’s Registration Statement on Form S-8 filed on September 20, 2001, SEC File No. 333-69726).

23*	Consent of Independent Registered Public Accounting Firm.

24*	Power of Attorney (set forth on signature page).

*	Filed herewith.

ITEM 9. Undertakings.
The Company hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);
     (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;
     (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.
Provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Company or the Plan pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in this registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Round Rock, State of Texas, on the 6th day of December 2007.

DELL INC.
By:	/s/ MICHAEL S. DELL
Michael S. Dell
Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes and appoints each of Michael S. Dell and Lawrence P. Tu as his or her attorney-in-fact to sign on his or her behalf individually and in the capacity stated below all amendments and post-effective amendments to this registration statement as that attorney-in-fact may deem necessary or appropriate.

Name	Title	Date

/s/ MICHAEL S. DELL	Chairman and Chief Executive Officer	December 6, 2007
Michael S. Dell	(principal executive officer)

/s/ DONALD J. CARTY	Vice Chairman and Chief Financial Officer	December 6, 2007
Donald J. Carty

/s/ WILLIAM H. GRAY, III	Director	December 6, 2007
William H. Gray, III

/s/ SALLIE L. KRAWCHECK	Director	December 6, 2007
Sallie L. Krawcheck

/s/ ALAN G. LAFLEY	Director	December 6, 2007
Alan G. Lafley

/s/ JUDY C. LEWENT	Director	December 6, 2007
Judy C. Lewent

/s/ THOMAS W. LUCE III	Director	December 6, 2007
Thomas W. Luce III

/s/ KLAUS S. LUFT	Director	December 6, 2007
Klaus S. Luft

/s/ ALEX J. MANDL	Director	December 6, 2007
Alex J. Mandl

/s/ MICHAEL A. MILES	Director	December 6, 2007
Michael A. Miles

Name	Title	Date

/s/ SAMUEL A. NUNN, JR.	Director	December 6, 2007
Samuel A. Nunn, Jr.

/s/ THOMAS W. SWEET	Vice President, Corporate Finance	December 6, 2007
Thomas W. Sweet	(principal accounting officer)
     The Plan. Pursuant to the requirements of the Securities Act of 1933, the Dell Inc. 401(k) Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Round Rock, State of Texas, on this 6th day of December 2007.

DELL INC. 401(k) PLAN

By:	Benefits Administration Committee of the Dell Inc. 401(k) Plan

By:	/s/ Thomas H. Welch, Jr.
Thomas H. Welch, Jr.
Benefits Administration Committee

EXHIBIT INDEX

Exhibit Number	Description

3.1	Restated Certificate of Incorporation, filed February 1, 2006 (incorporated by reference to Exhibit 3.3 of Dell’s Current Report on Form 8-K filed on February 2, 2006, Commission File No. 0-17017).

3.2	Restated Bylaws, as amended and effective March 8, 2007 (incorporated by reference to Exhibit 3.1 of Dell’s Current Report on Form 8-K filed on March 13, 2007, Commission File No. 0-17017).

4.1	Amended and Restated Dell Inc. 401(k) Plan, adopted on December 19, 2003 (incorporated by reference to Exhibit 10.5 of Dell’s Annual Report on Form 10-K for the fiscal year ended January 30, 2004, SEC File No. 0-17017).

4.2	Amendment No. 1 to Amended and Restated Dell Inc. 401(k) Plan, dated March 3, 2005 (incorporated by reference to Exhibit 10.6 of Dell’s Annual Report on Form 10-K for the fiscal year ended January 28, 2005, SEC File No. 0-17017).

4.3	Amendment No. 2 to Amended and Restated Dell Inc. 401(k) Plan, dated November 29, 2005 (incorporated by reference to Exhibit 10.7 of Dell’s Annual Report on Form 10-K for the fiscal year ended February 3, 2006, SEC File No. 0-17017).

4.4	Amendment No. 3 to Amended and Restated Dell Inc. 401(k) Plan, dated December 12, 2006 (incorporated by reference to Exhibit 10.8 of Dell’s Annual Report on Form 10-K for the fiscal year ended February 2, 2007, SEC File No. 0-17017).

4.5	Trust Agreement between Dell Inc. and The Chase Manhattan Bank, N.A., effective April 1, 1996 (incorporated by reference to Exhibit 99.3 of Dell’s Registration Statement on Form S-8 filed on September 20, 2001, SEC File No. 333-69726).

4.6	Amendment No. 1 to the Trust Agreement, effective December 26, 2000 (incorporated by reference to Exhibit 99.4 of Dell’s Registration Statement on Form S-8 filed on September 20, 2001, SEC File No. 333-69726).

4.7	Amendment No. 2 to the Trust Agreement, effective January 1, 2001 (incorporated by reference to Exhibit 99.5 of Dell’s Registration Statement on Form S-8 filed on September 20, 2001, SEC File No. 333-69726).

4.8*	Amendment No. 3 to the Trust Agreement, effective January 1, 2004.

4.9*	Amendment No. 4 to the Trust Agreement, effective October 15, 2007.

5	Copy of Internal Revenue Service determination that the plan is qualified under Section 401 of the Internal Revenue Code (incorporated by reference to Exhibit 5 of Dell’s Registration Statement on Form S-8 filed on September 20, 2001, SEC File No. 333-69726).

23*	Consent of Independent Registered Public Accounting Firm.

24*	Power of Attorney (set forth on signature page).

*	Filed herewith.